UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): March 6, 2006

                    INTEGRA LIFESCIENCES HOLDINGS CORPORATION
             (Exact name of Registrant as specified in its charter)



        Delaware                        0-26224                  51-0317849
(State or other jurisdiction of  (Commission File Number)     (I.R.S. Employer
incorporation or organization)                               Identification No.)



                              311 Enterprise Drive
                              Plainsboro, NJ 08536
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (609) 275-0500

                                 Not Applicable
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))


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ITEM 7.01.   REGULATION FD DISCLOSURE.

On March 6, 2006, Integra LifeSciences Holdings Corporation (the "Company") held a conference call to discuss its financial results for the quarter and year ended December 31, 2005 and forward-looking financial guidance. Notice of the conference call was provided by a press release and was open to all listeners and followed by a question and answer session. During the call, the Company made the following forward-looking statements regarding the Radionics business it recent recently acquired:

* The Company expects the Radionics acquisition to contribute approximately $4 million of net revenue in the first quarter of 2006 and approximately $40 million of net revenue for the full year 2006, reflecting the direct impact of the Radionics acquisition and the assumption that the Company's sales force will, in some situations, sell Radionics' CUSA EXcel ultrasonic aspiration system in lieu of the Company's existing ultrasonic aspirator products. The Company expects that this revenue will be evenly distributed throughout 2006, with a slight increase from the second quarter through the fourth quarter.

* Outside of the United States, Radionics sold products predominantly through their own subsidiaries. Going forward, about half of this business will result from direct sales by the Company's subsidiaries outside of the United States. The remaining sales will be made at a 30% to 50% discount from the amount at which products will eventually be sold to hospitals.

* The Company expects that of its total 2006 estimated amortization there will be $2.3 million of amortization from the Radionics acquisition.

* As a result of the Radionics acquisition, the Company intends to continue to increase its field-based support in Europe, including field-based marketing and significant service and repair functions.

* The Radionics business has a significant research and development activity to support both the CUSA and the other product lines.

* The Company expects net interest expense for 2006 to be approximately $3.3 million. This reflects the Company's use of approximately $80 million of cash to fund the Radionics acquisition. Historically, the Company's interest income on its cash balance was roughly equal to the interest expense on its convertible debt.

The information contained in Item 7.01 of this Current Report on Form 8-K is being furnished and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that Section. The information contained in Item 7.01 of this Current Report on Form 8-K shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                    INTEGRA LIFESCIENCES HOLDINGS CORPORATION

            Date: March 6, 2006            By: /s/ Stuart M. Essig
                                           -----------------------------
                                           Stuart M. Essig
                                           President and Chief Executive Officer